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                                                                    EXHIBIT 22
                          SUBSIDIARIES OF THE REGISTRANT


      Subsidiary                      Where Organized       Percentage Owned
      ----------                      ---------------       ----------------

   Amana Refrigeration, Inc.                Delaware                100%

   Beech Aircraft Corporation               Kansas                  100%
     (d/b/a Raytheon Aircraft Company)

   Cedarapids, Inc.                         Iowa                    100%

   Raytheon Engineers &
        Constructors, Inc.                  Delaware                100%

   Raytheon Service Company                 Delaware                100%
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